CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 4 to Form S-1 Registration Statement of Technis, Inc. of my report dated August 16, 2011, relating to the audit of the financial statements of Technis, Inc. as of November 30, 2010.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

/S/ Michael T. Studer CPA P.C. Michael T. Studer CPA P.C. Freeport, New York October 11, 2011